UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2014

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 23, 2014, Harbinger Group Inc. (the “Company”), in connection with its previously announced solicitation of consents from the holders of its 7.875% Senior Secured Notes due 2019 (the “Notes”), entered into a supplemental indenture (the “Supplemental Indenture”) amending the indenture governing the Notes (the “Indenture”). The Supplemental Indenture was entered into between the Company and Wells Fargo Bank, National Association, the trustee under the Indenture, following the Company’s receipt of  the consents of holders of a majority of the outstanding principal amount of the Notes. The Supplemental Indenture will provide the Company with, among other things, greater flexibility to repurchase or redeem its outstanding common stock. The Supplemental Indenture will not be operative until the Company’s acceptance, subject to proration, of any Notes validly tendered (and not validly withdrawn) in its previously announced offer to exchange a portion of the outstanding Notes for up to $350.0 million aggregate principal amount of new 7.750% Senior Notes due 2022 as of the early tender time.

The foregoing summary description of the Supplemental Indenture has been included to provide investors and security holders with information regarding its terms and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is attached as Exhibit 4.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
4.1	First Supplemental Indenture by and between Harbinger Group Inc. and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

Date: May 23, 2014	By:	/s/ Ehsan Zargar
	Name:	Ehsan Zargar
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Exhibit No.	Description
4.1	First Supplemental Indenture by and between Harbinger Group Inc. and Wells Fargo Bank, National Association.